CONSENT OF BRUCE DAVIS

In connection with NovaGold Resources Inc.’s take-over bid circular dated January 18, 2011 (the “Offer and Circular”) and registration statement on Form F-8 originally dated January 18, 2011, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended, and any documents incorporated by reference therein (the “Registration Statement”), I, Bruce Davis, hereby consent to references to my name and to my involvement in the preparation of the technical reports entitled “Technical Report, Nome Placer Property” dated September 12, 2006 and “Technical Report, Rock Creek and Big Hurrah Project” dated February 12, 2008 (the “Technical Reports”) in the Registration Statement and the Offer and Circular, and to the inclusion and incorporation by reference of information derived from the Technical Reports in the Registration Statement and the Offer and Circular.

DATED: January 18, 2011

/s/ Bruce M. Davis
Name: Bruce Davis